Exhibit 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               BNSF CORPORATION


          FIRST:  The name of the corporation is BNSF Corporation.

          SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 375,000,000 shares, of which 25,000,000 shall be Preferred Stock, $0.01 par value per share (hereinafter referred to as the "$0.01 Par Value Preferred Stock"), 50,000,000 shall be Class A Preferred Stock, $0.01 par value per share (hereinafter referred to as the "Class A Preferred Stock") (such $0.01 Par Value Preferred Stock and Class A Preferred Stock being hereinafter referred to collectively as the "Preferred Stock"), and 300,000,000 shall be Common Stock, $0.01 par value per share.


SECTION I.     PROVISIONS RELATING TO $0.01 PAR VALUE PREFERRED STOCK

Part A.     Authorization of Series of $0.01 Par Value Preferred Stock.

          1. The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of $0.01 Par Value Preferred Stock in one or more series to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of $0.01 Par Value Preferred Stock):

          (a) The number of shares constituting the series and the distinctive designation of the series;

          (b) The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;

          (c) Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

          (d) The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation ranking junior to the Preferred Stock, provided, however, that the aggregate amount payable upon the shares of all series of $0.01 Par Value Preferred Stock upon voluntary or involuntary liquidation shall not exceed $500,000,000;

          (e) Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

          (f) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (g) The extent, if any, to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the corporation; and

          (h) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this certificate of incorporation.

Part B.     Provisions Applicable to All Series of $0.01 Par Value Preferred
     Stock.

          1.     (a)     Except as otherwise specifically provided by the laws
of the State of Delaware or by this certificate of incorporation or by the resolution of the Board of Directors creating any series of $0.01 Par Value Preferred Stock, the holders of the $0.01 Par Value Preferred Stock shall not be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the corporation; provided, however, that whenever accrued dividends on any series of the $0.01 Par Value Preferred Stock shall not be paid in an aggregate amount equivalent to six full quarterly dividends, the holders of the shares of such series shall have the special right, voting together with the holders of any other series of the $0.01 Par Value Preferred Stock, if they shall then have such right, as a single class separately from the holders of any other class of stock of the corporation, to elect at the next annual meeting of the stockholders of the corporation two directors of the corporation, and the remaining directors shall be elected by the other class, classes or series of stock entitled to vote therefor. Such right of election shall continue until such time as all dividends on the shares of the series having such right accrued to the date of payment, if the date of payment shall be a quarterly dividend payment date, or to the last preceding quarterly dividend payment date, if the date of payment shall be other than a quarterly dividend payment date, shall have been paid in full, or declared and set apart for payment, at which time such right of election shall terminate, subject to revesting in the event of each and every subsequent failure to pay in an aggregate amount equivalent to six full quarterly dividends. In the exercise of the special voting rights provided in this paragraph 1, the holders of shares shall have one vote per share. Nothing herein contained shall in any way restrict the power of the Board of Directors to increase or decrease the number of directors in accordance with the laws of the State of Delaware, this certificate of incorporation and the By-Laws of the corporation.

          (b) At any annual meeting of stockholders at which holders of any series of the $0.01 Par Value Preferred Stock shall have the right of election provided in this paragraph 1, the presence, in person or by proxy, of the holders of a majority of the shares of $0.01 Par Value Preferred Stock entitled to participate in such election shall be required to constitute a quorum of such shares for the election of any director by the holders of such shares. At any such meeting or adjournment thereof, (i) the absence of a quorum of such shares of $0.01 Par Value Preferred Stock shall not prevent the election of the directors to be elected by the other class, classes or series of stock entitled to vote therefor, and the absence of a quorum of such other class, classes or series of stock shall not prevent the election of the directors to be elected by such shares of $0.01 Par Value Preferred Stock, and
(ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class, classes or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (c) The directors elected by the holders of shares of $0.01 Par Value Preferred Stock in exercise of the right of election provided in this paragraph 1 shall continue in office until their successors shall have been elected by such holders or until termination of such right of election. The vacancies in the Board of Directors so occurring upon the termination of such right of election shall be filled by the majority vote of the remaining directors. Any vacancies in the Board of Directors occurring during any period when the holders of shares of $0.01 Par Value Preferred Stock have such right of election shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class, classes or series of stock which elected the director whose office shall have become vacant.

          2. Except as otherwise specifically provided with respect to any series of $0.01 Par Value Preferred Stock, so long as any of the $0.01 Par Value Preferred Stock is outstanding, the corporation will not:

          (a) declare or pay, or set apart for payment, any dividends (other than dividends payable in shares of stock of the corporation ranking junior to the $0.01 Par Value Preferred Stock, both as to dividends and upon liquidation) or make any distribution, on any class or classes of stock of the corporation ranking junior to the $0.01 Par Value Preferred Stock either as to dividends or upon liquidation, and will not redeem, purchase or otherwise acquire, whether voluntarily, for a mandatory or optional sinking or retirement fund or otherwise, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the corporation shall not have paid, or declared and set apart for payment, all dividends accrued on the $0.01 Par Value Preferred Stock to the date of such declaration, payment, distribution, redemption, purchase or acquisition, if such date shall be a quarterly dividend payment date, or to the last preceding quarterly dividend payment date, if such date shall be other than a quarterly dividend payment date, or shall not have redeemed, or set aside funds necessary for the redemption of, any shares of $0.01 Par Value Preferred Stock required to be redeemed pursuant to this certificate of incorporation or the resolution or resolutions of the Board of Directors creating any series of $0.01 Par Value Preferred Stock; provided, however, that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior class in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, shares of any class of stock of the corporation ranking junior to the $0.01 Par Value Preferred Stock both as to dividends and upon liquidation;

          (b) without the affirmative vote or consent of the holders of at least 66 2/3% of all the $0.01 Par Value Preferred Stock at the time outstanding, voting together as a single class separate from the holders of any other class of stock of the corporation, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, (i) create any other class or classes of stock ranking prior to the $0.01 Par Value Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class of stock or (ii) amend, alter or repeal any of the provisions of this Article so as to affect adversely the preferences, special rights or powers of the $0.01 Par Value Preferred Stock; provided, however, that if such amendment, alteration or repeal affects adversely the preferences, special rights or powers of one or more but not all series of $0.01 Par Value Preferred Stock at the time outstanding, only the affirmative vote or consent of at least 66 2/3% of the number of shares at the time outstanding of the series so affected shall be required; and provided, further, that no vote or consent of the $0.01 Par Value Preferred Stock shall be required to increase the authorized amount of the $0.01 Par Value Preferred Stock or for the creation of one or more classes of preferred stock so long as such class or classes do not rank prior to the $0.01 Par Value Preferred Stock, either as to dividends or upon liquidation;

          (c) without the affirmative vote or consent of the holders of at least a majority of all the $0.01 Par Value Preferred Stock at the time outstanding, voting together as a single class separately from the holders of any other class of stock of the corporation, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, voluntarily dissolve, liquidate or wind up.


SECTION II.     PROVISIONS RELATING TO CLASS A PREFERRED STOCK $0.01 PAR VALUE

          1. The Class A Preferred Stock $0.01 Par Value shall constitute a single class of Preferred Stock and shall be designated "Class A Preferred Stock $0.01 Par Value."

          2. The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Class A Preferred Stock $0.01 Par Value in one or more series, to fix the number of shares in each such series and to fix the designations and powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of Class A Preferred Stock $0.01 Par Value).

          (a) The number of shares constituting the series and the distinctive designation of the series;

          (b) The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;

          (c) Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

          (d) The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation ranking junior to the Preferred Stock;

          (e) Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

          (f) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (g) The extent, if any to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the corporation;

          (h) Whether, and the extent to which, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of the Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors; and

          (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this Certificate of Incorporation.


SECTION III.     PROVISIONS RELATING TO ALL PREFERRED STOCK

          1. All shares of Preferred Stock shall be of equal rank as to dividends and as to distribution upon liquidation, dissolution or winding up except to the extent otherwise provided with respect to any series of the $0.01 Par Value Preferred Stock or any series of the Class A Preferred Stock $0.01 Par Value by the resolution or resolutions of the Board of Directors creating such series.

          2. The provisions of this paragraph 2 shall be applicable, except to the extent otherwise provided with respect to any series of $0.01 Par Value Preferred Stock or any series of Class A Preferred Stock $0.01 Par Value in the resolution or resolutions of the Board of Directors creating such series, to the redemption of any Preferred Stock which is redeemable under this Certificate of Incorporation or the resolution or resolutions of the Board of Directors creating any series of the $0.01 Par Value.

          (a) In the case of any redemption of Preferred Stock, whether with or without premium, notice of redemption shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the corporation. In order to facilitate the redemption of any shares of Preferred Stock that may be selected for redemption as provided in this paragraph 2, the Board of Directors is authorized to cause the transfer books of the corporation to be closed as to such shares at any time not exceeding 50 days prior to the date designated for redemption thereof. In case of the redemption of less than all of any series of the $0.01 Par Value Preferred Stock at the time outstanding, the shares so to be redeemed shall be selected by lot or in such other equitable manner as the Board of Directors may determine.

          (b) If notice shall have been given as aforesaid, and if on or before the redemption date the funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date for redemption so designated and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, except the right of the holders thereof to receive the amount payable to them upon such redemption, without interest, and except the right, if any, of the holders of such shares to convert such shares on or before the third day prior to the date designated for such redemption or any other date (not later than the date designated for such redemption) specified in the resolution or resolutions of the Board of Directors creating the series of Preferred Stock of which such shares are a part. Any moneys so set aside by the corporation and unclaimed at the end of six years from the date fixed for such redemption shall revert to the general funds of the corporation after which reversion the holders of such shares so called for redemption shall look only to the corporation for payment of the amount payable to them upon such redemption and such shares shall still not be deemed to be outstanding. Any moneys so set aside by the corporation which shall not be required for such redemption because of the exercise of any conversion right of any shares to be redeemed shall revert to the general funds of the corporation forthwith.

          3. No holder of Preferred Stock as such shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the corporation of any class, whether now or hereafter authorized.

          4. Except as otherwise provided in the resolution or resolutions of the Board of Directors creating a series of $0.01 Par Value Preferred Stock or a series of Class A Preferred Stock $0.01 Par Value, dividends on all shares of Preferred Stock shall be cumulative from the date on which such shares are first issued and sold or from the last dividend payment date to which dividends have been paid in full, or declared and set apart for payment, whichever is later.

          5.     For the purposes of this Article:

          (a) The term "subsidiary" shall mean any corporation of which the corporation, directly or indirectly, owns or controls such number of shares of outstanding stock as have ordinary voting power to elect a majority of the board of directors of such corporation;

          (b) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary and shares called for redemption funds for the redemption of which shall have been set aside in accordance with paragraph 2 of this
 Section IV;

          (c) The amount of dividends "accrued" on any share of Preferred Stock at any quarterly dividend payment date shall be the amount of any unpaid dividends accumulated thereon to and including such quarterly dividend payment date, whether or not earned or declared and whether or not there shall be funds legally available for the payment of dividends thereon, and the amount of dividends "accrued" on any share of Preferred Stock as at any date other than a quarterly dividend payment date shall be the amount of dividends accrued thereon at the last preceding quarterly dividend payment date plus a pro rata portion of the annual dividend for the period after such last preceding quarterly dividend payment date to and including the date as of which the calculation is made, calculated on the basis of a 360-day year of twelve 30-day months.

          (d) Any class, classes or series of stock of the corporation shall be deemed to rank

               (i) prior to any other class, classes or series of stock of the corporation either as to dividends or upon liquidation if the holders of such class, classes or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the class, classes or series as to which such determination is being made;

              (ii) junior to any class, classes or series of stock of the corporation either as to dividends or upon liquidation if the rights of the holders of such class, classes or series shall be subject or subordinate to the rights of the holders of the class, classes or series as to which such determination is being made in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.


SECTION IV.     PROVISIONS RELATING TO COMMON STOCK

          1. At all times each holder of Common Stock of the corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the corporation. This paragraph shall not affect the special voting rights of the Preferred Stock hereinabove set forth.

          2. No holder of the Common Stock as such shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the corporation of any class, whether now or hereafter authorized.

          3. The rights of holders of the Common Stock shall be subject and subordinate to the rights of the holders of the Preferred Stock in respect of dividends and amounts distributable upon liquidation, dissolution or winding up.

          4. The corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of the Common Stock enough shares of the Common Stock to permit the conversion of the then outstanding shares of 6 1/4% Cumulative Convertible Preferred Stock, Series A, No Par Value of Burlington Northern Inc. (the "Burlington Northern Preferred Stock").
 All shares of Common Stock which may be issued upon conversion of the Burlington Preferred Stock shall be validly issued, fully paid and nonassessable. In order that the corporation may issue shares of Common Stock upon conversion of the Burlington Northern Preferred Stock, the corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed. The Burlington Northern Preferred Stock shall otherwise be convertible into the same number of shares of Common Stock, at the same conversion price and upon the same terms and conditions as with respect to the common stock, no par value of Burlington Northern Inc., including with respect to required adjustments to the conversion price upon the occurrence of certain events, all as set forth in the instruments governing the terms of the Burlington Northern Preferred Stock.

          FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                    1. To adopt, amend or repeal the By-Laws of the corporation subject to the power of the stockholders of the corporation having voting power to adopt By-Laws and to amend or repeal By-Laws adopted or amended by the Board of Directors.

                    2. To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by a vote of the Board of Directors.

                    3. To establish bonus, profit sharing, stock option, stock purchase, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the terms of such plans and to determine, or prescribe the method for determining, the persons to participate in any such plans and the amount of their respective participations.

                    4. From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

          SIXTH: In addition to any affirmative vote required by law, this Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any "Business Combination" (as hereinafter defined) involving the corporation shall be subject to approval in the manner set forth in this Article.

Section I--Definitions

          For the purposes of Article SIXTH and Article SEVENTH of this Certificate of Incorporation:

               (a) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Section I by the stockholders of the corporation ("1934 Act"). The term "Affiliate" as used herein shall exclude the corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

               (b) An "Interested Stockholder" is a person other than the corporation who is (i) the beneficial owner of ten percent or more of the stock of the corporation entitled to vote for the election of directors ("Voting Stock"), or (ii) an Affiliate of the corporation and (A) at any time within a two-year period prior to the record date to vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock, or (B) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

               (c) A "Person" is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting, or holding Voting Stock.

               (d) A "Disinterested Director" is a member of the Board of Directors of the corporation (other than the Interested Stockholder) who was a director prior to the time the interested stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

               (e) A "Business Combination" is (i) a merger or consolidation of the corporation of any of its subsidiaries with an Interested Stockholder;
 (ii) the sale, lease, exchange, pledge, transfer or other disposition (A) by the corporation or any of its subsidiaries of all or a Substantial Part of the corporation's Assets to an Interested Stockholder, or (B) by an Interested Stockholder of corporation or any of its subsidiaries; (iii) the issuance of stock or other securities of the corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder or rights; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (vi) any agreement, contract or other arrangement providing for any of the foregoing transactions.

               (f) A "Substantial Part of the corporation's Assets" shall mean assets of the corporation or any of its subsidiaries in an amount equal to twenty percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

Section II--Vote Required For Business Combinations

          The affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of an Interested Stockholder who is a party to the Business Combination, shall be required for the adoption or authorization of a Business Combination, unless the Disinterested Directors determine that:

               (a) The Interested Stockholder is the beneficial owner of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or approve such Business Combination; or

               (b) (i) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the corporation in a Business Combination is equal to or greater than the consideration per share (including brokerage commissions and soliciting dealer's fees) paid by such Interested Stockholder in acquiring the largest number of shares of such class of transactions, whether before or after the Interested Stockholder became an Interested Stockholder and (ii) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

Section III--Information Requirements

          In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested directors to all stockholders of the corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Disinterested Directors and paid a fee for its services by the corporation as approved by the Disinterested Directors.

          SEVENTH: Any action by stockholders of the corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote upon such action. No amendment to the Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of Article SIXTH hereof or of this Article SEVENTH unless such amendment shall receive the affirmative vote of not less than fifty-one percent of the voting Stock, excluding the Voting Stock of any Interested Stockholder as defined in Article SIXTH.

          EIGHTH: To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                         CERTIFICATE OF CORRECTION OF
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                               BNSF CORPORATION



          BNSF Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

          1. A Certificate of Incorporation of the Company (the "Certificate") was filed with the Secretary of State of the State of Delaware on December 16, 1994, as amended and restated on December 21, 1994, which contains an inaccurate record of the corporate action taken therein referred to, and said Certificate requires correction as permitted by subsection (f) of
Section 103 of the General Corporation Law of the State of Delaware.

          2. The inaccuracy in said Certificate is that it was not intended that Article SIXTH and Article SEVENTH of the Certificate be effective until such time as Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP") become direct or indirect subsidiaries of the Company.

          3. Articles SIXTH and SEVENTH of the Certificate are corrected to read as follows:

     SIXTH: Immediately following the time at which BNI and SFP become direct or indirect subsidiaries of the corporation, in addition to any affirmative vote required by law, this Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any "Business Combination" (as hereinafter defined) involving the corporation shall be subject to approval in the manner set forth in this Article.

Section I--Definitions

          For the purposes of Article SIXTH and Article SEVENTH of this Certificate of Incorporation:

               (a) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Section I by the stockholders of the corporation ("1934 Act"). The term "Affiliate" as used herein shall exclude the corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

               (b) An "Interested Stockholder" is a person other than the corporation who is (i) the beneficial owner of ten percent or more of the stock of the corporation entitled to vote for the election of directors ("Voting Stock"), or (ii) an Affiliate of the corporation and (A) at any time within a two-year period prior to the record date to vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock, or (B) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

               (c) A "Person" is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting, or holding Voting Stock.

               (d) A "Disinterested Director" is a member of the Board of Directors of the corporation (other than the Interested Stockholder) who was a director prior to the time the interested stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

               (e) A "Business Combination" is (i) a merger or consolidation of the corporation of any of its subsidiaries with an Interested Stockholder;
 (ii) the sale, lease, exchange, pledge, transfer or other disposition (A) by the corporation or any of its subsidiaries of all or a Substantial Part of the corporation's Assets to an Interested Stockholder, or (B) by an Interested Stockholder of corporation or any of its subsidiaries; (iii) the issuance of stock or other securities of the corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder or rights; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (vi) any agreement, contract or other arrangement providing for any of the foregoing transactions.

               (f) A "Substantial Part of the corporation's Assets" shall mean assets of the corporation or any of its subsidiaries in an amount equal to twenty percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

Section II--Vote Required For Business Combinations

          The affirmative vote of not less than fifty-one percent of the Voting Stock, excluding the Voting Stock of an Interested Stockholder who is a party to the Business Combination, shall be required for the adoption or authorization of a Business Combination, unless the Disinterested Directors determine that:

               (a) The Interested Stockholder is the beneficial owner of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or approve such Business Combination; or

               (b) (i) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the corporation in a Business Combination is equal to or greater than the consideration per share (including brokerage commissions and soliciting dealer's fees) paid by such Interested Stockholder in acquiring the largest number of shares of such class of transactions, whether before or after the Interested Stockholder became an Interested Stockholder and (ii) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

Section III--Information Requirements

          In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested directors to all stockholders of the corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Disinterested Directors and paid a fee for its services by the corporation as approved by the Disinterested Directors.

          SEVENTH: Any action by stockholders of the corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote upon such action. No amendment to the Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of Article SIXTH hereof or of this Article SEVENTH unless such amendment shall receive the affirmative vote of not less than fifty-one percent of the voting Stock, excluding the Voting Stock of any Interested Stockholder as defined in Article SIXTH. This Article SEVENTH shall not become effective until immediately following the time at which BNI and SFP become direct or indirect subsidiaries of the corporation.

          BNSF Corporation has caused this Certificate of Correction of Amended and Restated Certificate of Incorporation to be signed by Jeffrey R. Moreland, its Vice President, authorized officer, this 7th day of September, 1995.




                              By: /s/ Jeffrey R. Moreland
                                 Name: Jeffrey Moreland
                                 Title: Vice President &
                                        Secretary

                               AMENDMENT TO THE

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                               BNSF CORPORATION


                                  * * * * *


          BNSF Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby amend the Amended and Restated Certificate of Incorporation of the Corporation, which was originally filed on December 16, 1994.
          The undersigned hereby certifies that this Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the GCL.

          Article 1. is hereby deleted in its entirety and replaced with:

          "FIRST: The name of the Corporation is Burlington Northern Santa Fe Corporation."


          THE UNDERSIGNED, being an officer of BNSF Corporation for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Amended Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of September, 1995.

                            BNSF Corporation



                            By:   /s/ Douglas J. Babb
                              Name: Douglas Babbs
                              Title: President
ATTEST


By: /s/ Jeffrey Moreland
   Name: Jeffrey Moreland
   Title: Vice President &
          Secretary